EXHIBIT 5.1


                      [Warren J. Soloski, Esq. Letterhead]

                                November 27, 2002


American Sports Development Group, Inc.
155 Verdin Road
Greenville, South Carolina 29607


RE: 9,541,633 of the shares of common stock, par value $0.001 per share (the "Common Stock"), of American Sports Development Group, Inc., a Delaware corporation (the "Company"), subject to the Company's Registration Statement on Form SB-2 filed with the U.S. Securities and Exchange Commission on or about the date hereof registering a total of 11,919,128 shares (the "Registration Statement").


Gentlemen/Ladies:

         The opinions set forth herein are rendered with respect to the 9,541,633 shares of Common Stock of the Company described on EXHIBIT A hereto (the "Subject Shares") of the Company. The resale of the Subject Shares and other shares of the Company's Common Stock by certain selling shareholders is being registered with the Securities and Exchange Commission by the Company's Registration Statement filed on or about the date hereof, pursuant to the Securities Act of 1933, as amended.

         We have examined the Company's Certificate of Incorporation, as amended, and the Company's Bylaws, as amended, and reviewed the records of the Company's corporate proceedings. We have made such investigation of law as we have deemed necessary in order to enable us to render this opinion. With respect to matters of fact, we have relied upon information provided to us by the Company and no further investigation. With respect to all examined documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic originals of all documents submitted to us as certified, conformed or photostatic copies and the accuracy and completeness of the information contained therein. Except to the extent expressly set forth herein, we have not undertaken any independent investigation or verification to confirm any information provided to us by any person.

         Based on and subject to the foregoing and subject to the comments, limitations and qualifications set forth below, we are of the opinion that the Subject Shares have been previously legally and validly issued and are fully paid and non-assessable.

         The foregoing opinion is limited to matters governed by the Delaware General Corporation Law in force on the date of this letter. We express no opinion with regard to any matter which may be (or purports to be) governed by any other laws of the State of Delaware or the laws of any other state or jurisdiction. In addition to and without limiting the foregoing, we express no opinion with respect to any matter arising under or governed by the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the securities laws of any State, the Investment Company Act, as amended, the Public Utility Holding Company Act, as amended, the Federal Power Act, as amended, any matter arising under or governed by any law respecting disclosure, or any law respecting any environmental matter.

         This opinion is rendered as of the date of this letter and applies only to the matters specifically covered by this opinion, and we disclaim any continuing responsibility for matters occurring after the date of this letter.

         Except as noted below, this opinion is rendered solely for your benefit in connection with the Registration Statement and may not be relied upon, quoted or used by any other person or entity or for any other purpose without our prior written consent.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to being named in the Prospectus therein.


                                            Very truly yours,

                                            /s/ Warren J. Soloski

                                            Warren J. Soloski, Esq.

                                    EXHIBIT A
                      TO OPINION OF WARREN J. SOLOSKI, ESQ.
                             DATED NOVEMBER 27, 2002

                          SHARES COVERED BY THE OPINION

The shares of Common Stock of the Company covered by the opinion of Warren J. Soloski, Esq. to which this Exhibit A is attached and part thereof include all of the shares of Company Common Stock subject to the Registration Statement except the following:

1. 680,000 shares of Common Stock issued to Yvonne Hines pursuant to that certain Stock Subscription Agreement dated October 1, 2002 by and between the Company and Ms. Hines;

2. 800,000 shares of Common Stock issued to William E. Heldman pursuant to that certain Stock Subscription Agreement dated October 3, 2002 by and between the Company and Mr. Heldman;

3. 250,000 shares of Common Stock issued to Theodore Richard Neil Gellert pursuant to that certain Stock Subscription Agreement dated November 21, 2002 by and between the Company and Mr. Gellert; and

4. 897,495 shares of Common Stock issued to Larry Cossio and Marcella Cossio pursuant to that certain Stock Subscription Agreement dated November 21, 2002 by and between the Company, Larry Cossio and Marcella Cossio.